SUB-ITEM 77H



As of June 30, 2015, the following entity owned 25% or more of the voting securities of the Fund:



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|FUND                    |ENTITY                              |PERCENTAGE|
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|MFS Technology Portfolio|Guardian Insurance & Annuity Company|25.34%    |
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As of June 30, 2015, the following entity no  longer  owned  25%  or more of the voting securities of the Fund:



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|FUND                                |ENTITY                         |
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|MFS Research International Portfolio|Delaware Life Insurance Company|
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